EXHIBIT 5.1

                    [Morgan, Lewis & Bockius LLP Letterhead]


November 12, 2004


InKine Pharmaceutical Company, Inc.
1787 Sentry Parkway West
Building 18, Suite 440
Blue Bell, PA  19422

Re:      InKine Pharmaceutical Company, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to InKine Pharmaceutical Company, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 2,000,000 shares of Common Stock, par value $.0001 per share (the "Shares"), of the Company issuable in connection with the InKine Pharmaceutical Company, Inc. 2004 Equity Compensation Plan (the "Plan"). In connection with this opinion letter, we have examined the Registration Statement and originals, or copies or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, each as amended to date, the Plan and such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the New York Business Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


MORGAN, LEWIS & BOCKIUS LLP